                                                                     Exhibit 1.2

                          COLONIAL PROPERTIES TRUST
                    (an Alabama Real Estate Investment Trust)

                                Common Shares

                               TERMS AGREEMENT

                                           Dated: April 21, 1998

To:      COLONIAL PROPERTIES TRUST
         2101 6th Avenue North
         Suite 750
         Birmingham, Alabama

Attention:     Chairman of the Board of Trustees

Ladies and Gentlemen:

     We (the "Underwriter") understand that Colonial Properties Trust, an Alabama real estate investment trust (the "Company"), proposes to issue and sell 3,000,000 common shares of beneficial interest, $.01 par value (the "Common Shares") (such Common Shares being hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, we offer to purchase the number of Initial Underwritten Securities (as defined in the Underwriting Agreement referred to below) set forth below opposite our name.

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


                                                          Number of Shares
                                                             of Initial
Underwriter                                            Underwritten Securities
-----------                                            -----------------------
Merrill Lynch & Co.                                          3,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated



     The Underwritten Securities shall have the following terms:


Title of Securities:                    Common Shares
Number of Shares:                       3,000,000
Public offering price per share:        $30.125
Purchase price per share:               $28.615; provided, however, that
                                        the amount paid by the Underwriter
                                        for any Option Securities shall be
                                        reduced by an amount per share
                                        equal to any distribution declared
                                        by the Company and payable on the
                                        Initial Underwritten Securities but
                                        not payable on such Option Securities.

Number of Option Securities,
if any, that may be purchased
by the Underwriter:                     450,000
Additional co-managers, if any:         None
Closing date and location:              April 27, 1998, at 9:00 A.M., New York
                                        City time, at Brown & Wood LLP, One
                                        World Trade Center, New York, New York
                                        10048-0557


     All the provisions contained in the document attached as Annex A hereto entitled "Colonial Properties Trust - Preferred Shares, Common Shares, and Common Share Warrants - Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.




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

     Please accept this offer no later than seven o'clock P.M. (New York City time) on April 21, 1998, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                          Very truly yours,

                                          MERRILL LYNCH & CO.
                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                      INCORPORATED

                                           By:---------------------------------
                                              Name:
                                              Title:

Accepted:

COLONIAL PROPERTIES TRUST

By:
   --------------------------
   Name:
   Title:





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